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                                                                       EXHIBIT 4



                                MANOR CARE, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION AND
                   DEFERRED COMPENSATION STOCK PURCHASE PLAN

         Manor Care, Inc. has adopted and established a non-qualified stock option plan for Non-Employee Directors in accordance with the following terms and conditions. The plan also provides Non-Employee Directors the ability to elect to defer compensation and purchase stock with director fees.

                                  SECTION ONE
                      DESIGNATION AND PURPOSE OF THE PLAN

         A. DESIGNATION. This Plan is designated the "Manor Care, Inc. Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan".

         B. PURPOSE. The purpose of this Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in increased ownership of Company Stock by Non-Employee Directors. It is expected that such ownership will provide such Non-Employee Directors with a more direct stake in the future welfare of the Company and encourage them to remain directors of the Company. It is also expected that the Plan will encourage qualified persons to become directors of the Company.

         C. GOVERNING LAW. This Plan shall be interpreted and enforced in accordance with the laws of the State of Maryland, without reference to its conflict of laws principles.

                                  SECTION TWO
                                  DEFINITIONS

         As used in this Plan, the following terms mean:

         A.  "BOARD" means the Board of Directors of the Company.

         B. "COMPANY" means Manor Care, Inc., including any present or future "subsidiary corporation" as such term is defined in Section 424(f) of the 1986 Internal Revenue Code, as amended.

         C. "NON-EMPLOYEE DIRECTOR" means a member of the Board of the Company who is not an employee of the Company or any of its subsidiaries.





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         D.  "OPTION" means a non-qualified stock option granted to a
Participant under this Plan. It also means any Option which remains after a Participant has exercised his Option with respect to part of the shares covered by an Option agreement.

         E. "PARTICIPANT" means any Non-Employee Director who is granted an Option as provided in this Plan.

         F. "PLAN" means this Non-Employee Director Stock Option and Deferred Compensation Stock Purchase Plan.

         G. "STOCK" and "COMPANY STOCK" mean the common stock of Manor Care, Inc.

         H. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.


                                     PART A
                     RULES RELATING TO STOCK OPTION PROGRAM

                                 SECTION THREE
                            STOCK SUBJECT TO OPTION

         A. TOTAL NUMBER OF SHARES. The total number of shares of Stock which may be included in all Options granted to all Participants under this Part A is 150,000 shares. The total number of shares of Stock which may be granted may be increased by a resolution adopted by the Board and approved by the Company's stockholders. Such Stock may be either authorized and unissued Stock or reacquired Stock.

         B. EXPIRED OPTIONS. If any Option granted under this Part A (i) is unexercisable, or (ii) is terminated, or (iii) expires or is canceled for any other reason, in whole or in part, the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Part A.

                                  SECTION FOUR
                         ADMINISTRATION OF THIS PART A

         This Part A shall be administered by the Board. The Board shall have all the powers vested in it by the terms of this Part A, such powers to include authority (within the limitation described herein) to prescribe the form of the agreement embodying awards of Options made under this Part A. Subject to the provisions of this Part A, the Board shall have the power to construe this Part A, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of this Part A as it may deem desirable. Any decision of the Board in the administration





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of this Part A, as described herein, shall be final and conclusive.  The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

                                  SECTION FIVE
                           SELECTION OF PARTICIPANTS

         Each Non-Employee Director shall be eligible to receive an Option in accordance with Section Six. Each Option granted under this Part A shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with this Part A and shall comply with the terms and conditions set forth in Sections Six and Seven. Such an agreement shall incorporate the provisions of this Part A by reference.

                                  SECTION SIX
                                GRANT OF OPTIONS
                          AND LIMITATIONS ON EXERCISE

         A. INITIAL GRANT FOR INCUMBENT MEMBERS OF THE BOARD. Each Non-Employee Director as of September 9, 1994 shall receive an Option (a "September 9, 1994 Option") to purchase for five years 5,000 shares of Stock, subject to the terms and conditions herein.

         B. INITIAL GRANT FOR NEW MEMBERS OF THE BOARD. Each Non-Employee Director who is not a recipient of a September 9, 1994 Option, upon the date of his initial election or appointment as a director of the Company, shall receive an Option to purchase for ten years 5,000 shares of Stock, subject to the terms and conditions herein.

         C. ANNUAL GRANT. Annually upon election as a Non-Employee Director, commencing in the calendar year subsequent to the calendar year in which an initial grant was awarded the Non-Employee Director pursuant to Sections Six A or B above, each Non-Employee Director shall receive an Option to purchase for ten years 1,000 shares of Stock, subject to the terms and conditions herein.

         D. VESTING. An Option to purchase Stock may be exercised only by a Participant during his lifetime. The Option is not exercisable for a period of two years from the date of grant. Thereafter, an Option becomes exercisable
(a) to the extent of one-third of the total number of shares subject to the option following the expiration of two years from the date of grant; (b) to the extent of an additional one-third following the expiration of three years from the date of grant; and (c) to the extent of an additional





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one-third following the expiration of four years from the date of grant.  An
Option is cumulative and any portion of an Option not exercised at the time it becomes exercisable may be exercised at any time thereafter prior to its termination date.

         E. LIMITATION. In no event may an Option be exercised by anyone after the expiration of five years from the date of grant.

         F. BOARD RETIREMENT. A Participant who ceases to serve on the Board after reaching age 65 and who has been a member of the Board for at least ten years prior to the date of retirement shall be permitted to exercise his entire Option notwithstanding the limitations of Section Six D above.

         G. INSUFFICIENT NUMBER OF SHARES. In the event that the number of shares of Stock available for future grant under this Part A is insufficient to make all grants required to be made on any date, then all Participants entitled to a grant on such date shall share ratably in the number of shares of Stock which may be included in Options granted to Participants under this Part A.

                                 SECTION SEVEN
                                 OPTION PRICES

         A. DETERMINATION OF OPTION PRICE. The Option price for Stock shall be equal to 100% of the fair market value of the Stock on the date of grant.

         B. DETERMINATION OF FAIR MARKET VALUE. The fair market value of the Stock on the date of granting an Option shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of Stock occurred on such date, the fair market value of the Stock shall be determined by the mean of the high and low prices at which the Stock was sold on the market on the next preceding date for which the Stock was so sold.

                                 SECTION EIGHT
                               EXERCISE OF OPTION

         A. METHOD OF EXERCISING AN OPTION. Subject to the terms of a particular Option, a Participant may exercise it in whole or in part by written notice to the Company's President or Secretary stating in such written notice the number of shares of Stock such Participant elects to purchase under his Option.

         B. NO OBLIGATION TO EXERCISE OPTION. A Participant is under no obligation to exercise an Option or any part thereof.





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         C.  PAYMENT FOR OPTION STOCK.  Stock purchased pursuant to an Option agreement shall be paid in full at the time of purchase.  Payment may be made
(a) in cash, (b) by delivery to the Company of shares of Stock having an aggregate fair market value equal to the exercise price, or (c) a combination of (a) and (b). Upon receipt of payment and subject to paragraph E of this Section Eight, the Company shall, without transfer or issue tax to the Participant or other person entitled to exercise the Option, deliver to the Participant (or other person entitled to exercise the Option) a certificate or certificates for such shares.

         D. DELIVERY OF STOCK TO PARTICIPANT. The Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Part A. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or regulatory authority.

         E. FAILURE TO ACCEPT DELIVERY OF STOCK. If a Participant refuses to pay for Stock which he has elected to purchase under his Option, in accordance with the terms of payment, which had previously been agreed upon, his Option shall thereupon, at the sole discretion of the Board, terminate, and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.

                                  SECTION NINE
                         NON-TRANSFERABILITY OF OPTIONS

         During a Participant's lifetime, an Option granted to him may be exercised only by him. It may not be sold, assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process. Upon any attempt by a Participant to so sell, assign, pledge or otherwise transfer any Option, or any right thereunder, contrary to the provisions hereof, the Option and all rights thereunder shall immediately become null and void.





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                                  SECTION TEN
                            PURCHASE FOR INVESTMENT

         A. WRITTEN AGREEMENT BY PARTICIPANTS. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his Option, a Participant shall acquire the Stock he receives upon exercise of his Option for investment and not for resale or distribution and he shall furnish the Company with a written statement to that effect when he exercises his Option and a reference to such investment warranty shall be inscribed on the Stock certificate(s).

         B. REGISTRATION REQUIREMENT. Each Option shall be subject to the requirement that, if at any time the Board determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Board).

                                 SECTION ELEVEN
                          CHANGES IN CAPITAL STRUCTURE

         In the event of a change in the capital structure of the Company, the number of shares specified in Section Three of this Part A, the number of shares specified in Section Six of this Part A, the number of shares covered by each outstanding Option and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company.

                                 SECTION TWELVE
                    CORPORATE REORGANIZATION OR DISSOLUTION

         A. In the event of the dissolution or liquidation of the Company, any Option granted under this Part A shall terminate as of a date to be fixed by the Board, provided that not less than 15 days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise his Option as to all or any part of the Stock covered thereby including Stock as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.





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         B.  In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization, then:

         1) If there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the Stock under outstanding and unexercised Options for securities of another corporation, then the Board shall take such action, and the Options shall terminate, as provided in paragraph A of this Section Twelve, or

        2) If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the Stock under outstanding and unexercised Options for securities of another corporation, then the Board shall adjust the shares under such outstanding and unexercised Options (and shall adjust the shares remaining under this Part A which are then to be available for grant under this Part A, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such Options.

The term "Reorganization" as used in this paragraph B of this Section Twelve shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization.

         C. Adjustments and determinations under this Section Twelve shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

                                SECTION THIRTEEN
                             TERMINATION OF SERVICE

         A. SEVERANCE. Subject to the provision of Paragraph B of this Section Thirteen, in the event a Participant ceases to be a Non-Employee Director, his Option terminates one month from the date of such cessation of service. Subject to the provisions of Paragraph F of Section Six, such Option shall be exercisable only to the extent the Participant was entitled to exercise the Option on the date of such cessation of service.





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         B.  DEATH.  If a Participant dies prior to the full exercise of his
Option, his Option to purchase Stock under such Option may be exercised to the extent, if any, that Participant would be entitled to exercise it at the date of Participant's death by the person to whom the Option shall pass by will or by the laws of descent and distribution within twelve months of Participant's death or the expiration of the term of the Option whichever date is sooner.

                                SECTION FOURTEEN
                              APPLICATION OF FUNDS

         All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

                                SECTION FIFTEEN
                     PARTICIPANT'S RIGHTS AS A STOCKHOLDER

         A Participant has no rights as a stockholder with respect to any shares of Stock covered by his Option until the date a stock certificate is issued to him for such shares. Except as otherwise provided for in Section Eleven of this Part A, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                                SECTION SIXTEEN
                    AMENDMENT AND TERMINATION OF THIS PART A

         A. DISCRETION OF THE BOARD OF DIRECTORS. This Part A may be terminated or amended at any time and from time to time by the Board as the Board shall deem advisable including, but not limited to amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that this Part A shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder; and provided, further, that except as provided in Section Eleven, the Board may not, without further approval by the stockholders of the Company, increase the maximum number of shares of Stock as to which Options may be granted under this Part A, increase the number of shares subject to an Option, reduce the minimum Option exercise price described in Section Seven, extend the period during which Options may be granted or exercised under this Part A or change the class of persons eligible to receive Options under this Part A. No amendment of this Part A shall materially and adversely affect any right of any Participant with respect to any Option theretofore granted without such Participant's written consent.





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         B.  AUTOMATIC TERMINATION.  This Part A shall terminate on September
9, 2004. Options may be granted under this Part A at any time and from time to time prior to this Part A's termination. Any Option outstanding at the time this Part A is terminated shall remain in effect until said Option is exercised or expires.

                                     PART B
                    RULES RELATING TO DEFERRED COMPENSATION
                                 STOCK PURCHASE

                               SECTION SEVENTEEN
                                DEFERRAL OF FEES

         A Non-Employee Director may elect by written notice to defer payment on all or a portion of his fees (including Committee fees) for any year, subject to the following conditions:

         During the period of the active service (as hereinafter defined) of a Non-Employee Director, the Non-Employee Director agrees to serve the Company faithfully and, to the best of the ability of the Non-Employee Director, to perform such services and duties as shall be assigned to the Non-Employee Director by the Board.

         For purposes of this Part B, the period of the active service of the Non-Employee Director shall mean the period commencing with the date of election or appointment of the Non-Employee Director and expiring on the date on which occurs the termination of the service of the Non-Employee Director by reason of expiration of term or the date of resignation, removal or death of the Non-Employee Director, whichever shall occur first. Nothing contained herein shall be construed as conferring upon the Non-Employee Director the right to continue in the active service of the Company.

                                SECTION EIGHTEEN
                         ELECTION AND DEFERRED ACCOUNTS

         A. Prior to the thirty-first day of May of each year during the period of the active service of the Non-Employee Director, the Non-Employee Director may instruct the Company by delivery to it of written notice to withhold a specified percentage (not less than 25%) of any fees otherwise payable to the Non-Employee Director for services to be rendered in the following fiscal year (the "Deferred Amounts"). Such election shall be irrevocable with respect to such fiscal year. The Company shall establish a grantor "Rabbi Trust" and shall establish thereunder on behalf of the Non-Employee Director upon a deferral election a liability account which shall consist of a Stock Deferred Account and an Interest Deferred Account (each a "Deferred Account").





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         B(i)    Stock Deferred Account

                 (a) An agent (the "Agent") shall be appointed by the Board or any individual or committee to which the Board has delegated authority to act with respect to the appointment of the Agent to perform the functions and have the responsibilities assigned to the Agent in this Section Eighteen with respect to the purchase of Stock. The Board or such individual or committee shall have the right to change the Agent at any time. Except as provided in Section 18B(i)(b), the Company shall pay the compensation and expenses of the Agent.

                 (b) Deferred Amounts shall initially be deposited to the Interest Deferred Account (the "Initial Deferred Amounts"). For each fiscal year of the Company, the Agent shall cause all Initial Deferred Amounts to be applied to the open market purchase of whole shares of Stock within fifteen days after December 1, February 28 and May 31 of such fiscal year. The Agent shall have all authority to determine the times of such purchases, the prices at which such purchases are made, the manner of such purchases and the selection of brokers or dealers (which may include the Agent) to make such purchases. All brokerage fees and commissions with respect to such purchases shall be deducted from the Initial Deferred Amounts. The Agent shall credit each Stock Deferred Account with the number of whole shares of Stock equal to such account's Initial Deferred Amount applied by the Agent to the purchase of Stock divided by the average price per share purchased by the Agent. Initial Deferred Amounts representing a fraction of the purchase price of a share shall be credited to their respective Interest Deferred Account. Any shares of Stock held in a Stock Deferred Account shall be voted by the trustee of the "Rabbi Trust".

                 (c) In the alternative, but only if and to the extent that the Company shall have instructed the Agent concurrent with or prior to the delivery to the Agent of the Initial Deferred Amounts, the Agent shall purchase whole shares of Stock directly from the Company and not in the open market. Each such purchase from the Company shall be at a price equal to the closing price of Stock on the market on the business day preceding the date such purchase is made.

                 (d) During the period that such Stock Deferred Account is maintained, on each date on which the Company pays dividends on its Stock, the Interest Deferred Account shall be credited with an amount equivalent to the amount of dividends declared by the Company with respect to the Stock held in the Stock Deferred Account ("Dividend Equivalents").

                 (e) The total number of shares of Stock which may be purchased under this Part B is 80,000 shares. The total number of shares of Stock which may be purchased may be increased by a resolution adopted by the Board and approved by the Company's stockholders. Such Stock may be either authorized and unissued shares or reacquired shares.





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                 (f)      In the event of a change in the capital structure of
the Company, the number of shares of Stock specified in Section Eighteen of this Part B, and the number of shares of Stock entered in a Stock Deferred Account shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company.

         B(ii)   Interest Deferred Account

         All additions to the Interest Deferred Account will be invested in short- to mid-term fixed-income investments selected by the Company from time to time. There shall be credited to the Interest Deferred Account all gains, losses, and income attributable to such investments.

                                SECTION NINETEEN
                                ANNUAL STATEMENT

         The Company will provide an annual statement of the Deferred Accounts to each participant Non-Employee Director showing amounts of fees deferred and additional amounts credited to his Deferred Accounts in accordance with Section 18.

                                 SECTION TWENTY
                                    PAYMENT

         Upon the termination of active service of a Non-Employee Director, the Company shall pay such Non-Employee Director his Deferred Accounts in one lump sum payment as soon after his termination of active service as is administratively feasible unless such Non-Employee Director had previously made an election, at least sixty (60) days prior to the effective date of such termination of active service, to receive his Deferred Accounts in the form of installment payments. At least sixty (60) days prior to his termination of active service, a Non-Employee Director may make an irrevocable election to receive his Deferred Accounts in the form of installment payments over a period of time designated by the Non-Employee Director but in no event to exceed twenty (20) years. In the event that the installment method of payment is selected, the Non-Employee Director will further designate whether installment payments are to be made on a monthly, quarterly, semi-annual or annual basis. During the period of installment distributions, the Interest Deferred Account will be credited with an earnings factor computed pursuant to the principles described in Section 18 B(ii), above. In the event that a Non-Employee Director dies after having made an installment election but prior to the receipt of all installment payments thereunder, the remaining payments will be made to the beneficiary by the Non-Employee Director designated for purposes of





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this Part B through the remaining duration of the elected installment period, unless the Non-Employee Director has provided in such installment election for a different form of payment to the beneficiary of the Non-Employee Director in the event of the death of the Non-Employee Director, in which event such different form of payment shall be made to the beneficiary of the Non-Employee Director. The computation of the amount of a lump sum payment or the amount of an installment payment shall be made by reference to the balance of the Deferred Account as of the date of the distribution.

                               SECTION TWENTY-ONE
                         DEATH OF NON-EMPLOYEE DIRECTOR

         Where the death of the Non-Employee Director occurs prior to making his election, payments of compensation deferred shall be made in such manner determined by the beneficiary.


                               SECTION TWENTY-TWO
                 DEATH OF NON-EMPLOYEE DIRECTOR AND BENEFICIARY

         If both the Non-Employee Director and his designated beneficiary should die, the total amount standing to the credit of the Non-Employee Director in the Deferred Accounts shall be determined as of the date of death of the designated beneficiary (including any additional amounts credited to such Account pursuant to Section Eighteen B(ii)) and shall be paid as promptly as possible in one lump sum to the estate of such designated beneficiary.

                              SECTION TWENTY-THREE
                                     TAXES

         Payments will be made to the Non-Employee Director or beneficiary after deducting taxes required by federal and/or state governments, if any.





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                              SECTION TWENTY-FOUR
                         ADMINISTRATION OF THIS PART B

         This Part B shall be administered by the Board, except as provided in
Section 18. The Board shall have all the powers vested in it by the terms of Part B. Subject to the provisions of this Part B, the Board shall have the power to construe this Part B, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of this Part B as it may deem desirable. Any decision of the Board in the administration of this Part B, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board.

                              SECTION TWENTY-FIVE
                           UNSECURED GENERAL CREDITOR

         Nothing contained in this Part B and no action taken pursuant to the provisions of this Part B shall create or be construed to create a trust of any kind other than a grantor "Rabbi Trust", or a fiduciary relationship between the Company and the Non-Employee Director, his designated beneficiary or any other person. Any compensation deferred under the provisions of this Part B shall continue for all purposes to be a part of the general funds of the Company. To the extent that any person acquires a right to receive payment from the Company under this Part B, such right shall be no greater than the right of any unsecured general creditor of the Company.

                               SECTION TWENTY-SIX
                                 NO ASSIGNMENT

         The right of the Non-Employee Director or any other person to the payment of deferred compensation or other benefits under this Part B shall not be assigned, transferred, pledged, or encumbered except by will or by the laws of descent and distribution.


                              SECTION TWENTY-SEVEN
                             SUCCESSORS AND ASSIGNS

         This Part B shall be binding upon and inure to the benefit of the Company and its subsidiaries, its successors and assigns and the Non-Employee Director and his heirs, executors, administrators and legal representatives.





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                              SECTION TWENTY-EIGHT
                               CHANGE OF CONTROL

         In the event of a change of control of the Company, the Company shall immediately pay the Non-Employee Director his Deferred Accounts, including accrued interest. A "change of control" shall mean (i) a merger or consolidation in which the Company is not the surviving corporation or (ii) the acquisition of twenty-five percent or more of the voting securities of the Company by a person, group, or entity or (iii) the sale of all or substantially all of the assets of the Company or (iv) individuals who were members of the Board immediately prior to a meeting of the stockholders of the Company involving a contest for the election of Non- Employee Directors do not constitute a majority of the Board immediately following such election, unless that election of such new Non-Employee Directors was recommended to the stockholders by management of the Company.

                              SECTION TWENTY-NINE
                    AMENDMENT AND TERMINATION OF THIS PART B

         A. DISCRETION OF THE BOARD OF DIRECTORS. The Board of Directors may at any time terminate or amend this Part B. Except as herein provided, no such termination may affect Stock previously purchased. No amendment may be made without prior approval of the stockholders of the Company if such amendment would (a) materially increase the benefits accruing to participants under this Part B, (b) materially increase the number of shares which may be purchased under this Part B, or (c) materially modify the requirements as to eligibility for participation under this Part B.

         B. AUTOMATIC TERMINATION. This Part B shall terminate on September 9, 2004.





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